Pro Forma Combined Statement of Operations
                          Year Ended December 31, 1997
                                   (Unaudited)
                     (In Thousands except per share amounts)


                                                                Historical
                                                      ----------------------------------------
                                                         Sonic        Clearwater    Pro Forma
                                                    Automotive, Inc. Dealerships   Adjustments          Pro Forma
                                                   ----------------- ------------  -----------        ------------
REVENUES:
     Vehicle Sales                                     $ 467,858       $ 108,812          $ -           $ 576,670
     Parts, service and collision repair                  57,537          10,500            -              68,037
     Finance and insurance                                10,606           2,587            -              13,193
                                                      -----------   -------------  -----------        ------------
          Total revenues                                 536,001         121,899            -             657,900
COST OF SALES                                            471,253         105,786          (41)            576,998
                                                      -----------   -------------  -----------        ------------
GROSS PROFIT                                              64,748          16,113           41              80,902
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              48,520          12,226          864   (1)        60,729
                                                                                         (688)  (2)
                                                                                         (118)  (3)
                                                                                          (75)  (4)

DEPRECIATION AND AMORTIZATION                              1,322             390         (143)  (1)         1,768
                                                                                         (133)  (5)
                                                                                          332   (6)
                                                      -----------   -------------  -----------        ------------
OPERATING INCOME                                          14,906           3,497            2              18,405
OTHER INCOME AND EXPENSE:
     Interest expense, floorplan                           8,007             779          (83)  (7)         8,703
     Interest expense, other                               1,199             721         (557)  (1)         2,407
                                                                                         (164)  (8)
                                                                                        1,208   (9)
     Gain on sale of marketable equity securities            298               -            -                 298
     Other income                                              -             194            -                 194
                                                      -----------   -------------  -----------        ------------
          Total other expense                              8,908           1,306          404              10,618
                                                      -----------   -------------  -----------        ------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST           5,998           2,191         (402)              7,787
INCOME TAX PROVISION (BENEFIT)                             2,249               -          854  (11)         2,613
                                                                                         (490) (12)
                                                      -----------   -------------  -----------        ------------
INCOME BEFORE MINORITY INTEREST                            3,749           2,191         (766)              5,174
MINORITY INTEREST IN EARNINGS OF SUBSIDIARY                   47               -            -                  47
                                                      ===========   =============  ===========        ============
NET INCOME (LOSS)                                        $ 3,702         $ 2,191       $ (766)            $ 5,127
                                                      ===========   =============  ===========        ============


BASIC NET INCOME PER SHARE                                $ 0.53                                           $ 0.74
                                                      ===========                                     ============
WEIGHTED AVERAGE SHARES OUTSTANDING                        6,949                                            6,949
                                                      ===========                                     ============


DILUTED NET INCOME PER SHARE                              $ 0.51                                           $ 0.71
                                                      ===========                                     ============
WEIGHTED AVERAGE SHARES OUTSTANDING                        7,204                                            7,204
                                                      ===========                                     ============


                   See notes to proforma financial statements

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

ADJUSTMENT

     (1) Reflects the Company's estimate of the increase in rent expense related to lease agreements entered into with the seller of the Clearwater Dealerships for the dealerships' real property that will not be acquired by the Company, and decreases in depreciation expense (based on useful lives ranging from 31.5 to 39 years) and interest expense related to mortgage indebtedness encumbering such property. The related mortgage indebtedness was approximately $5.9 million with interest charged at rates ranging from 9.0% to 9.5% annually.

     (2) The decrease in selling, general and administrative expenses reflects the elimination of salaries paid to the owner and employees of the dealerships acquired in the acquisition whose position and salary will be eliminated in conjunction with the acquisition of the Clearwater Dealerships'.

     (3) Reflects the net decrease in selling, general and administrative expenses related to the net reduction in salaries and fringe benefits of owners and employees of the acquired dealerships who will become employees of the Company, consistent with reduced salaries pursuant to certain employees' employment agreements with the Company.


     (4) Reflects the decrease in selling, general and administrative expenses resulting from the conversion of the Clearwater Dealerships workers compensation policy to the Company's workers compensation policy.

     (5) Reflects the elimination of amortization expense related to goodwill that arose in the acquisition of the Clearwater Dealerships by the previous owner, assuming that the acquisition giving rise to goodwill was consummated on January 1, 1997.

     (6) Reflects the amortization over an amortization period of 40 years of approximately $13.3 million in goodwill resulting from the acquisition of the Clearwater Dealerships which was assumed to have occurred on January 1, 1997. Subject to the Agreement, the Company will be required to make an additional payment, not to exceed $1.75 million, equal to 50% of the pre-tax earnings of the Clearwater Dealerships for fiscal year ended December 31, 1998. Goodwill was calculated based on a $1.67 million earnout payment based on the estimated 1998 pre-tax earnings of the Clearwater Dealerships. The amount of the earnout payment actually recorded may be different from the amount estimated here, depending on the actual fiscal year 1998 pre-tax earnings of the Clearwater Dealerships.

     (7) Reflects the decrease in floor plan interest expense resulting from the refinancing of the floor plan notes payable arrangements of the Clearwater Dealerships to the Company's master floor plan agreement. The average interest rate under the master agreement with Ford Motor Credit Company is approximately 7.60% compared to 8.50% interest rate for the Clearwater Dealerships.

     (8) Reflects the decrease in other interest expense resulting from the Company not assuming the Clearwater Dealerships notes payable to affiliates and other long-term obligations.

     (9) Reflects the increase in interest expense associated with the borrowings made under the Company's credit arrangement with Ford Motor Credit Company to provide the funds necessary for the acquisition of the Clearwater Dealerships.

    (10) Reflects the decrease in Cost of Sales resulting from a parts inventory adjustment.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

ADJUSTMENT

     (11) The Clearwater Dealerships were not subject to federal and state income taxes because they were organized as S corporations during the period indicated. This adjustment reflects an increase in the federal and state income tax provision as if the Clearwater Dealerships had been taxable at the combined statutory income tax rate of 39%. Upon completion of the Acquisition, this entity that has historically not been subject to corporate income tax will thereafter be subject to federal and state income tax as a C corporation.

     (12) Reflects the net decrease in the provision for income taxes resulting from adjustments (1) through (11) above, computed using an effective income tax rate of 39%.

                             Pro Forma Balance Sheet
                                December 31, 1997
                                   (Unaudited)
                     (In Thousands except per share amounts)



                                                                Historical
                                                    ---------------------------------
                                                          Sonic        Clearwater       Pro Forma
                                                     Automotive, Inc. Dealerships      Adjustments         Pro Forma
                                                    ----------------- ---------------  ------------       ------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                          $ 18,304       $ 2,065             $ -               $ 20,369
     Marketable Equity Securities                            270             -               -                    270
     Receivables                                          19,784         1,138               -                 20,922
     Inventories                                         156,514         9,215               -                165,729
     Deferred income taxes                                   405             -               -                    405
     Other current assets                                  1,048           282               -                  1,330
                                                     ------------   -----------   -------------         --------------
          Total current assets                           196,325        12,700               -                209,025
PROPERTY AND EQUIPMENT, NET                               19,081         7,829          (7,550)  (2)           19,360
GOODWILL, NET                                             74,362         1,736          13,271   (1)           87,633
                                                                                        (1,736)  (3)
DUE FROM AFFILIATES                                        1,047             -               -                  1,047
OTHER ASSETS                                                 635             -               -                    635
                                                     ============   ===========   =============         ==============
TOTAL ASSETS                                           $ 291,450      $ 22,265         $ 3,985              $ 317,700
                                                     ============   ===========   =============         ==============


LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
     Notes payable - floor plan                        $ 133,236       $ 8,321             $ -              $ 141,557
     Trade accounts payable                                6,612           789               -                  7,401
     Accrued interest                                      1,071             -               -                  1,071
     Other accrued liabilities                            10,280           466               -                 10,746
     Payable to affiliates                                   445           500            (500)  (4)              445
     Current maturities of long term debt                    584         1,090          (1,090)(2) (6)            584
                                                     ------------   -----------   -------------         --------------
          Total current liabilities                      152,228        11,166          (1,590)               161,804
LONG-TERM DEBT                                            38,640         6,117          (6,117)(2) (6)         51,354
                                                                                        12,714   (5)
PAYABLE TO COMPANY'S CHAIRMAN                              5,500             -               -                  5,500
PAYABLE TO AFFILIATES                                      4,394             -               -                  4,394
DEFERRED INCOME TAXES                                      1,547             -               -                  1,547
INCOME TAX PAYABLE                                         4,776             -               -                  4,776
STOCKHOLDERS' EQUITY
     Preferred stock                                           -             -           3,960   (1)            3,960
     Class A Common Stock                                     50             -               -                     50
     Class B Common Stock                                     63             -               -                     63
     Common Stock of Acquired Entity                           -         1,202          (1,202)  (1)                -
     Paid in capital                                      68,045         1,210          (1,210)  (1)           68,045
     Retained earnings                                    16,186         2,570          (2,570)  (1)           16,186
     Unrealized gain on marketable equity securities          21             -               -                     21
                                                     ------------   -----------   -------------         --------------
          Total stockholders' equity                      84,365         4,982          (1,022)                88,325
                                                     ============   ===========   =============         ==============
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 291,450      $ 22,265         $ 3,985              $ 317,700
                                                     ============   ===========   =============         ==============

                        See notes to pro forma statements

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1997


ADJUSTMENT

      (1) Reflects the preliminary allocation of the aggregate purchase price of the Clearwater Dealerships based on the estimated fair value of the net assets acquired. Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, equipment, and floor plan indebtedness, approximates their fair value, management believes the application of purchase accounting will not result in an adjustment to the carrying amount of those net assets. The amount of goodwill and corresponding amortization expense actually recorded may ultimately be different from the amounts estimated here, depending upon the actual fair value of tangible net assets acquired at closing. The estimated purchase price allocation consists of the following:


                  Estimated total consideration:
                       Cash                                   $ 11,044,000
                       Preferred stock                           3,960,000
                       Earnout payment (7)                       1,670,000
                                                              -------------
                                                                16,674,000
                  Less tangible net assets acquired              3,403,000
                                                              -------------
                  Excess of purchase price over fair value
                       of net tangible assets acquired        $ 13,271,000
                                                              =============

      (2) Reflects the real property of the Clearwater Dealerships, which is not being acquired in the Acquisition and the related mortgage indebtedness in the amount of $5.9 million.

      (3) Reflects the elimination of goodwill that arose in the acquisition of the Clearwater Dealerships by the previous owner.

      (4) Reflects the Payable to a Clearwater Dealership stockholder that will not be assumed by the Company.

      (5) Reflects borrowings made under the Company's credit arrangement to provide a portion of the funds necessary for acquisition of the Clearwater Dealerships.

      (6) Reflects capital loans of the Clearwater Dealerships which will not be assumed by the Company.

      (7) Subject to the Agreement, the Company will be required to make an additional payment, not to exceed $1.75 million, equal to 50% of the pre-tax earnings of the Clearwater Dealerships for fiscal year ended December 31, 1998. The amount of the earnout payment actually recorded may be different from the amount estimated here, depending on the actual fiscal year 1998 pre-tax earnings of the Clearwater Dealerships.